Exhibit 10.12

C20013

BANK OF BEIJING

Contract No.: [0641076]

Loan Contract

(Applicable to revolving loans for unitary client network financing)

Borrower: Hangzhou Shanyou Medical Equipment Co., Ltd.

Lender: Bank of Beijing Co., Ltd. Hangzhou Branch

Date of contract: September 29, 2020

Borrower: Hangzhou Shanyou Medical Equipment Co., Ltd.

Organization code:	-		Business license No.:		9133010973842458XP
Legal representative/principal:	Yu Baiming			Title:	General manager
Mailing address:	[*]
Postcode:	310000	Tel:	[*]	Fax:	[*]
Contact person:	Zhang Liwei			Title:	Chief financial officer

Lender (hereinafter referred to as “Bank of Beijing”): Bank of Beijing Co., Ltd. Hangzhou Branch

Legal representative/principal:		Wei Xing		Title:	President
Mailing address:	[*]
Postcode:	310016	Tel.:	[*]	Fax:	[*]

The borrower and the Bank of Beijing (hereinafter collectively referred to as the “parties”) hereby enter into this contract at the domicile of the Bank of Beijing on the date set forth on the cover page of the contract in accordance with the Contract Law of the People’s Republic of China and other laws and regulations, on an equal and voluntary basis and by consensus, in accordance with the following conditions of contract and the Basic Terms of Contract, and undertake to abide by them.

Part I List of Contract Conditions

A. Affiliated contract (fill in when applicable):

This contract is a specific business contract under the Comprehensive Credit Contract No. [0641076] entered into between the grantor, Bank of Beijing Hangzhou Branch and the fiduciary, Hangzhou Shanyou Medical Equipment Co., Ltd.

B. Amount and period of loan:

B.1 The currency of the loan under this contract is RMB, and the total amount is (in case of discrepancy number description between Chinese characters and Arabic numbers, Chinese characters shall prevail, the same below):

(Chinese characters) 捌佰万元整 (RMB8 million), (Arabic numbers) ¥8,000,000, the amount of each loan is subject to the actual amount issued by the Bank of Beijing.

B.2 The loan period for each loan under this contract is 1 year~~/month/day~~ from the date of withdrawal.

B.3 The final maturity date of the loan shall be the date of expiration of the loan period as agreed in clause B.2 above.

C. Interest rate (tick√ in ☐ means choose to apply, tick × means not to apply, the same below):

C.1 The interest rate for each loan is determined by the☑ 1 year ☒ 5 years or more ☒ other [x] (☑ central bank LPR ☒ bank LPR) ☑ plus [65] basis points ☒ minus [x] basis points (one basis point is 0.01%) of the day immediately before the withdrawal day.

C.2 The interest rate is not adjusted with changes of the central bank/bank LPR.

D. Withdrawal plan, use of loan funds and account monitoring:

D.1 The withdrawal period is 365 days from the date of contract.

D.2 The borrower uses the loan funds under this contract by an independent payment.

D.3 The loan funds are disbursed to the following account of the borrower in the Bank of Beijing: account No. [*] of Hangzhou Shanyou Medical Equipment Co., Ltd.

(This account can be changed with the consent of Bank of Beijing, but the borrower should select the changed account when initiating a withdrawal application in the online banking system). Borrowers should use the loan funds for external payments through this account and be subject to the inspection and supervision of Bank of Beijing.

D.4 The account No. [*] opened by the borrower in Bank of Beijing Hangzhou Binjiang Sub-branch (name of the opening bank) under the account name Hangzhou Shanyou Medical Equipment Co., Ltd. is the borrower’s withdrawal of fund account (this account can be changed with the consent of Bank of Beijing); The borrower shall regularly (i.e. at the end of each month) provide the Bank of Beijing with the information on the withdrawal of fund status and the account transaction flow, and undertake to cooperate with the Bank of Beijing’s supervision and inspection.

D.5 For the above account, Bank of Beijing shall inspect, supervise and manage the account in accordance with ☑the agreement of this contract ☒the separate account supervision agreement signed by both parties as well as the agreement of this contract.

E. Purpose of the loan:

Purchase

F. Principal repayment plan:

The principal repayment plan for each loan under this contract is: one principal repayment at maturity.

G. Interest repayment plan:

All interest on each loan under this contract shall be paid in full on the maturity date of that loan, and each loan period shall be divided as follows

Interest is paid quarterly on the 21st of the last month of every quarter.

M. Guarantee (see the special agreement column of this contract or the guarantee document for other guarantees, all of which are subject to the guarantee document):

☒	Warranty guarantee, name of guarantor _____-________

☒	Pledge guarantee, name of pledgee ____-_________

☒	Mortgage guarantee, name of mortgagee ____-_________

U. Annexes (The loan note and the following annexes are an integral part of this contract):

-

W. Notarization of enforcement:

☐ Notarization of enforcement shall be completed within __-__ two days from the date of this contract.

☑ This contract is not required to be notarized for enforcement.

X. Special agreement:

-

Part II Basic Terms of Contract

1. Definition and explanation

1.1 In this contract, unless otherwise expressly stated, the following terms are defined as follows:

Bank of Beijing Internet BankingSystem (or e-banking system): it is a new service means combining traditional banking service and modern banking service, which means that Bank of Beijing provides and installs client software based on Intermet network or other public networks to clients, and clients submit demand instructions to the deposit bank through the client software, so as to realize the payment, inquiry and other business needs of the Bank of Beijing to the public business service system.

The contract: means the whole consisting of the following documents: schedule of contract conditions, the basic terms of the contract, the electronic loan note generated in the credit system of Bank of Beijing which has successfully granted the loan, the annexes to the contract and other documents (including but not limited to supplementary agreements, commitment letters, etc.) which validly determine the rights and obligations of the parties under the contract in accordance with law; if there is no different statement, which only refers to the agreement in the schedule of contract conditions and the basic terms of the contract.

Central bank loan prime rate (Central Bank LPR): refers to the basic reference rate for loans calculated and published by the National Interbank Funding Center authorized by the People’s Bank of China, which is quoted by a representative quotation bank based on the bank’s loan rate to the highest quality clients, formed by adding points to the open market operation rate; if the central bank LPR is not announced by the National Interbank Funding Center on the day before the withdrawal date of this contract, the central bank LPR announced on the day before shall prevail and so on. If the central bank LPR is cancelled, the applicable rate determined and announced by Bank of Beijing in accordance with the law shall prevail.

The bank’s loan prime rate (Bank’s LPR): refers to the loan prime rate independently quoted and published by Bank of Beijing Co., Ltd.; if Bank of Beijing Co., Ltd. does not announce the bank’s LPR for the corresponding period on the day before the withdrawal date, the bank’s LPR announced on the day before shall prevail, and so on.

Independent payment: it means that after Bank of Beijing releases the loan funds to the borrower’s account according to the borrower’s withdrawal application, the borrower will make independent payment to the borrower’s counterparty that meets the purpose agreed in this contract.

Guarantee document: refers to document: any guarantee contract, guarantee clause, guarantee letter and other documents and undertakings that create a guarantee and are signed or agreed to by the guarantor.

Laws and regulations: refers to the laws, administrative regulations and judicial interpretations of the supreme people’s court that are applicable in the mainland of the People’s Republic of China except for Hong Kong, Macao and Taiwan.

Financial regulations: refers to the regulations, rules and orders of the banking regulatory agencies, the People’s Bank of China and the foreign exchange authorities.

Working day: refers to any day on which Bank of Beijing conducts general public business to the public, excluding statutory holidays and Saturdays and Sundays, but including Saturdays and Sundays when the government temporarily stipulates that the public should work.

Internet financing line: refers to the credit line allocated by Bank of Beijing Co., Ltd. to the branches for clients to apply for loans secured in the internet banking system.

1.2 In any document under or made pursuant to this contract, the above definitions shall continue to apply unless otherwise expressly stated in such document.

2. Loans

2.1 The currency, total amount and period of the loan under this contract are set out in clause B of this contract. The specific amount of each payment under this contract shall be based on the electronic loan note automatically generated by the credit system of Bank of Beijing according to the borrower’s application in the internet banking system and the loan has been successfully granted.

2.2 The borrower may apply for withdrawal of the loan during the withdrawal period as agreed in clause D of this contract, and any undrawn loan after the expiration of the withdrawal period shall be automatically cancelled and may not be withdrawn again. Each time the borrower requests a withdrawal, all of the following conditions shall be satisfied:

(1) The borrower entered into the Bank of Beijing Enterprise Online Banking Service Agreement with the Bank of Beijing, and the borrower opened the Bank of Beijing enterprise online banking business in accordance with the agreement.

(2) The guarantee document for the guarantee described in clause M of this contract has been concluded and delivered. Registration and other formalities;

(3) The borrower has completed the relevant procedures reasonably required by the Bank of Beijing, such as opening an account, and has provided the Bank of Beijing with documents and relevant certificates reasonably describing the specific use of the funds and the arrangement of the flow of funds, and the Bank of Beijing has examined and has no objection to the contract; if the contract belongs to the credit referred to in clause A under the contract, there shall be sufficient available facility for the borrower under the contract;

(4) The borrower has not incurred an event of default under this contract and the guarantor has not incurred an event of default under the guarantee document:

(5) Laws, regulations and financial rules in effect at the time, and national credit policies. The credit line management requirements have not materially and adversely affected the performance of this contract by a party hereto, nor have they prohibited or restricted the grant or withdrawal of loans under this contract;

(6) As agreed in this contract and laws and regulations. Other conditions stipulated by financial regulations.

2.3 After the borrower meets the withdrawal conditions, the borrower should initiate irrevocably withdrawal application through the Bank of Beijing Internet Banking System from 9:00 a.m. to 20:00 p.m. on working days, and the rest of the time, the Bank of Beijing Internet Banking System will not accept the borrower’s withdrawal application. Borrowers can select the loan contract under the credit line to be withdrawn by clicking on the query through the internet banking system and enter the relevant information as prompted. After the borrower submits the relevant information, the internet banking system will generate the loan note for the loan under this contract in the credit system of Bank of Beijing through the interface with the credit system of Bank of Beijing, and Bank of Beijing will grant the loan based on the above information, but Bank of Beijing has the right to refuse to grant the loan if the Bank of Beijing internet financing line is temporarily unavailable. Once the loan is paid to the borrower’s account, it is deemed that the payment has been withdrawn by the borrower, and the day of withdrawal of the payment will be the date of withdrawal and the loan interest will start to be calculated according to the contract rate.

All loan funds under this contract shall be used in the form of independent payment. The borrower shall provide the plan for the use of loan funds in a timely manner as required by the Bank of Beijing, and report to the Bank of Beijing the summary of fund payment within 10 days at the beginning of each month after granting the loans, Bank of Beijing shall have the right to verify whether the payment of funds for the loans is in accordance with the agreement of this contract by means of checking the fund transfer vouchers or on-site investigation, etc., and the borrower shall cooperate.

Until the debts under this contract are fully settled, Bank of Beijing shall be entitled to refuse to sell checks, not to process deposit and withdrawal. Not to open telephone banking, etc. to monitor the relevant account and the use of funds in the account.

In the process of loan payment, if Bank of Beijing determines that the borrower’s credit status has declined, the profitability of the main business is not strong or the use of the funds for the loans is abnormal, Bank of Beijing has the right to request a change in the use of the loan funds, and the borrower shall accept and cooperate.

2.4 When the contract rate is converted from annual rate to daily rate, it is calculated on the basis of 360 days a year.

2.5 The borrower guarantees that the loan will be used for the purposes described in clause E of this contract, and guarantees that the above purposes do not violate the provisions of laws, regulations and financial regulations; the borrower promises not to use the loan for fixed assets. Investment such as equity, not to be used for fields and purposes of production and operation prohibited by the country, and not to be used for other projects or businesses that are prohibited by laws, regulations or financial regulations to use commercial bank loans. If the borrower needs to change the use of the loan, the borrower shall obtain the prior written consent of Bank of Beijing. The borrower guarantees that the information provided by the borrower to the Bank of Beijing, such as transaction information and counterparty status, is true, complete, legitimate and valid.

2.6 The borrower shall repay the principal of the loan in accordance with clause F hereof and pay the interest on the loan on schedule in accordance with clause G hereof; each interest payment date (inclusive) to the next interest payment date (exclusive) shall be an interest period (the first interest period shall commence on the date of withdrawal and the last interest period shall end on the date of maturity of the principal); all the interest accrued on the principal of each loan shall be settled upon repayment of the principal and all the principal, interest and other amounts payable shall be settled upon the final maturity date. In case of non-working days, the borrower shall deposit the full amount in the account in advance for Bank of Beijing to deduct on the same day or postpone to the first working day thereafter, and interest shall still be charged at the contracted rate during the postponed period.

2.7 In order to timely repay the relevant amount due, the borrower shall open and maintain the relevant account with the Bank of Beijing as agreed herein (in case of account number change, this contract shall continue to apply after the change) and timely deposit the full amount due into the agreed account for deduction by the Bank of Beijing, the borrower may also directly transfer the loan to the Bank of Beijing for repayment and shall promptly notify the Bank of Beijing of the loan number corresponding to the loan repaid. Bank of Beijing may deduct the amount due and payable from the borrower’s account opened in the system of Bank of Beijing Co., Ltd., and inform the borrower in a statement of account or other form after deducting.

2.8 The payment under this contract is a revolving loan, i.e. after the relevant debt has been fully repaid until the expiration date of the withdrawal period, the borrower can apply again to withdraw the loan within the scope of the principal balance of the loan not exceeding the total amount as agreed in clause B.1 of this contract and under the conditions of this contract, and there is no limit to the number of revolutions within the withdrawal period.

2.9 Bank account vouchers generated internally by Bank of Beijing shall be valid evidence of loan disbursement and repayment of principal and interest under this contract, except where there is firm and sufficient evidence to the contrary.

3. Early repayment and extend the period

3.1 After the loan is granted, the borrower can apply for early repayment, and the early repayment methods are partial early repayment and full early repayment. The borrower shall initiate a irrevocably early repayment application through the internet banking system from 9:00 a.m. to 20:00 p.m. on working days, and after Bank of Beijing’s examination and approval, the borrower shall repay the principal amount of the early repayment on the early repayment date if the borrower chooses to make partial early repayment, and the corresponding interest arising from the principal amount of the early repayment shall be settled on the interest payable date in accordance with this contract. If the borrower chooses to repay the loan in full, the full loan principal, interest and other amounts payable (if any) shall be settled on the early repayment date. Early repayment should normally be initiated by the borrower in the internet banking system, but under special circumstances, the borrower may apply to Bank of Beijing in writing, and follow the instructions of Bank of Beijing to make early repayment outside the internet banking system after Bank of Beijing agrees.

3.2 If the borrower needs to extend the period, the borrower shall submit a written request for extension to the Bank of Beijing at least 30 days in advance of the maturity date, stating the reasons for the extension and making repayment fund arrangements after the extension, after examination and approval by the Bank of Beijing and meeting the relevant conditions required by the Bank of Beijing, both parties shall sign an extension agreement and go through the extension procedures in accordance with the agreement. If Bank of Beijing does not agree to the extension or if the parties fail to sign the extension agreement, the borrower shall still repay the loan according to the period agreed in this contract.

3.3 During the period of the loan, Bank of Beijing has the right to request the borrower to repay the loan early based on the borrower’s withdrawal of fund status (including, but not limited to, the borrower’s intended funds for repayment are recovered early and the borrower’s available liquidity is sufficient and can still meet normal capital needs after the early repayment, etc.); after the advance repayment notice of the Bank of Beijing is served on the borrower, the principal and interest of the loan shall be due on the advance repayment date designated by the Bank of Beijing, and the borrower shall repay the loan in time as required.

4. Undertaking and guarantee

4.1 Each party hereby undertakes and guarantees to the other party that: (1) such party is qualified and competent to enter into and perform this contract, and person in charge of legal representative or authorized representative is fully authorized to enter into this contract: (2) such party does not enter into and perform this contract in violation of the rules and other organizational documents, laws, regulations and financial rules and other legal documents to which it is subject, and has obtained any necessary internal and external authorization. Licensing and filing procedures to ensure that this contract is legally binding and enforceable for the party.

4.2 The borrower undertakes and guarantees to perform the following obligations until the performance of this contract is completed:

(1) The borrower will always be a legal entity established in accordance with the law and maintain a legal existence and will complete the annual inspection (if necessary) and other legal procedures in a timely manner, have a good credit status and no significant adverse records, and will provide Bank of Beijing with its financial and operation status and other important information related to this contract in a truthful and complete manner before signing this contract and before each withdrawal application;

(2) Adequate and legal sources of repayment to match the repayment plan and sufficient debt servicing capacity;

(3) Legal compliance of production and operation, compliance with environmental protection requirements, tax payment regulations and other regulations stipulated by laws and regulations, and timely, legal and effective access to the necessary approval and licensing documents;

(4) The borrower provides complete, true and valid materials to the Bank of Beijing in a timely manner, and accept and actively cooperate with the Bank of Beijing in the inspection and supervision of its financial status, operation status and the payment and use of loans under this contract, including but not limited to: (ii) Provide a reasonable explanation of the flow of funds for each loan under this contract as required by the Bank of Beijing and provide relevant payment vouchers and payment proof and prove compliance with the agreement of this contract, (i) Provide Bank of Beijing with its complete audited financial statements (including notes) and its audit report for the previous year by the end of April each year, and provide Bank of Beijing with copies of financial statements such as the balance sheet, income statement, and cash flow statement at the end of the previous quarter in the first month of each quarter (if there are audited half-annual or quarterly financial statements, the complete audited statements and the audit report shall be provided), and (iii) Other materials and information reasonably required by the Bank of Beijing;

(5) Abide by the principle of honesty and trustworthiness, and all application materials, financial statements and other information provided to the Bank of Beijing shall be true, complete, legal and valid, and shall not contain any fraud, material omission or material misrepresentation;

(6) The borrower shall notify the Bank of Beijing in writing at least 30 days in advance and obtain the written consent of the Bank of Beijing if the borrower conducts a merger, demerger, reduction of registered capital, application for recession/receivership/dissolution/bankruptcy or other matters affecting the applicant’s subject survival or continuous operation, or conducts major matters such as equity transfer, foreign investment or substantial increase in debt financing; if the borrower is ordered by a third party or an administrative or judicial body to th cases of recession/receivership/dissolution/bankruptcy, or suspend or cancel the borrower’s main business or major business license, the borrower shall notify the Bank of Beijing in writing as soon as possible (no later than 3 working day) and take timely measures to remedy the situation;

(7) The borrower shall notify Bank of Beijing in writing as soon as possible (no later than 5 working days) of any changes in business registration/recordings, the top ten shareholders, directors, financial officers or contact addresses;

(8) If the borrower provides guarantee (or similar arrangement with guarantee effect such as debt assumption) to a third party, or enters into partnership/contracting operations, waives material rights, purchase and reorganization, transfers its main business or similar significant transactions that may reduce the borrower’s debt paying ability, or if a significant adverse event occurs that affects its debt paying ability, the borrower shall promptly notify Bank of Beijing in writing and obtain prior written consent from Bank of Beijing except for the above matters which do not have a material adverse effect on the borrower’s ability to perform this contract and the total amount of the above major transactions or guarantees does not exceed 30% of the borrower’s total assets or 50% of the net assets;

(9) The borrower shall notify the Bank of Beijing in writing in a timely manner of the connected transactions (connected parties and connected transactions are determined in accordance with the Chinese accounting standards or international accounting standards applied by the borrower in accordance with the law) whose total amount reaches or exceeds 10% of the net assets, including: the connected relationship of the parties to the transaction, the items and nature of the transaction, the amount of the transaction or the corresponding ratio. The pricing policy (including transactions with no or nominal amounts), etc., and the borrower shall not have any other improper transactions such as evasion of registered capital, fictitious transactions to obtain bank funds or credit, evasion of debts by transferring assets, etc., or connected transactions that seriously impair the debt paying ability or money laundering;

(10) The borrower shall maintain the relevant financial indicators (calculated in accordance with the Chinese accounting standards or international accounting standards applied by the borrower in accordance with the law) within the limits required by the relevant financial regulations and the Bank of Beijing at all times;

(1) In the case that the after-tax net profit of the fiscal year is zero or negative or is not enough to make up for the accumulated loss of the previous fiscal year, or the pre-tax profit is not enough to pay off the loan principal and interest in the next period, the dividend and bonus shall not be distributed to the shareholders in any form;

(12) The borrower shall provide the guarantee agreed herein to Bank of Beijing no later than the date of first withdrawal, as specified in the guarantee document, and the borrower guarantees to maintain the pledge rate and mortgage rate under the guarantee document within the range (if any) agreed in the guarantee document; the borrower undertakes to fully understand and accept the terms and contents of the relevant guarantee document and to ensure that all guarantees provided to Bank of Beijing based on the relevant guarantee document are legally valid and are enforceable by law.

5. Taxes and fees

The amounts under this contract are all tax-inclusive prices, and the relevant tax rates are in accordance with the laws and regulations. The borrower and the lender shall each bear their own payable stamp tax, taxes and administrative fees imposed by the government or agencies exercising administrative authority, etc. under this contract. For notary fees, guarantee fees, insurance fees, appraisal fees and other fees (if any), they shall be borne in accordance with laws and regulations; if not stipulated by laws and regulations, they shall be borne by mutual agreement.

6. Default and Remedies

6.1 The occurrence of any one or more of the following circumstances shall constitute an event of default by the borrower:

(1) The borrower fails to use the loan for the purposes agreed in this contract, or fails to use or pay the loan funds in the manner agreed (or avoid the express agreement in this contract to be paid by Bank of Beijing in a manner of breaking up the whole into parts), or fails to pay the interest, principal or other amounts due on time and in full;

(2) Information in documents or material representations relating to the borrower’s application for a loan or application for a withdrawal proves to be untrue or fraudulent, materially omitted or materially misleading, or the borrower fails (or expressly represents or demonstrates by conduct that it will not) to fully and properly perform its commitments, warranties, obligations or liabilities hereunder;

(3) Any guarantor fails to fully and properly perform its undertakings, warranties, obligations or liabilities under the guarantee documents, or other events of default under the guarantee documents, or the mortgaged/pledged property (if any) is destroyed, lost, transferred in title, closed down/frozen/detained or enforced, or the guarantee documents or Bank of Beijing’s guarantee interest is held invalid, revoked or discharged without the written consent of Bank of Beijing;

(4) Any material credit financing, guarantee, indemnity or other debt paying obligations of the borrower cannot be fulfilled when due, or the main business or material business license is suspended or cancelled, or the borrower enters into recession/receivership/dissolution/bankruptcy, etc.;

(5) Significant adverse changes in the borrower’s financial or business status, or the generation of adverse credit records, or disputes or administrative penalties involving a material adverse effect on its debt paying ability or on the performance of this contract, etc., or other circumstances that have a material adverse effect on Bank of Beijing’s right or guarantee interests.

6.2 If the borrower fails to repay in full any loan principal and interest or other amounts due and payable on time, the borrower shall pay penalty interest on the outstanding amount on a daily basis at 50% above the applicable contract rate for the same period (late penalty interest rate); if the use of the loan does not conform to the contract agreement or the laws, regulations or financial rules, the borrower shall immediately repay the principal and interest of the above-mentioned defaulted use of the loan, and pay the penalty interest for the period of defaulted use of the loan funds at the applicable contractual rate for the same period, plus 100% (misappropriation penalty rate) on a daily basis; if the loan is used in default and overdue, the penalty rate for misappropriation shall apply. The above-mentioned penalty interest will not affect other default remedy rights enjoyed by Bank of Beijing.

6.3 In case of default under this contract, Bank of Beijing has the right to execute the right of remedy for breach of contract according to the agreement of this contract or/and the provisions of laws, regulations and financial rules, including but not limited to requiring correction of breach of contract, change the use or payment method of loan funds, stop granting loans, collect penalty interest, execute guarantee interests and liens according to law, declare all or part of debts under this contract to be due immediately, announce collection, claim compensation for losses and claim repayment of fees incurred by Bank of Beijing to realize creditor’s rights and guarantee interests (including but not limited to litigation/arbitration fees, evaluation/appraisal); auction and other disposal fees, lawyer fees, investigation and evidence collection fees, travel fees and other reasonable fees), etc.

6.4 When the currency of the money recovered by Bank of Beijing in executing the rights is different from the currency of the money owed by the borrower, the exchange rate announced by Bank of Beijing for selling the currency of the money owed and buying the currency of the money returned shall be applied to settle the claims of Bank of Beijing after exchange, and the exchange rate loss and exchange costs caused by this shall be borne by the borrower, and the borrower is obliged to cooperate with the exchange procedures.

6.5 The amount recovered by Bank of Beijing from the executing rights shall pay off the claims in the following order: (1) the fees of realizing the claims and guarantee interests and other fees to be borne by the borrower, (2) damage indemnity, compensation and liquidated damages, (3) penalty interest, (4) interest on the loan, (5) principal, and (6) other amounts due; however, the Bank of Beijing may change the above order of settlement. If the borrower has more than one due and payable amount, the order of repayment determined by Bank of Beijing shall prevail.

6.6 If a party suffers force majeure and that party provides proof to the other party of the authority within 5 working days after the occurrence of force majeure, the party may be exempted from the corresponding default liability according to law, but for the avoidance of doubt both parties confirm that the borrower may be exempted from the corresponding default liability according to law after the occurrence of force majeure, but is still obliged to repay the withdrawal loan principal, the loan interest calculated in accordance with the contract rate and the fees of realizing claims and guarantee interests.

7. Notarization of enforcement

If clause W of this contract requires notarization of enforcement, the borrower shall execute notarization matters in the notary organization approved by Bank of Beijing within the time limit requested by Bank of Beijing. Both parties agree that this contract shall be effective for enforcement after notarization, and if Bank of Beijing’s rights and interests under this contract or/and the guarantee document are not fully realized in time, Bank of Beijing shall have the right to apply directly for a certificate of enforcement with this contract or/and the guarantee document, the record of performance of the debtor issued by Bank of Beijing and the notarized document, and apply to the people’s court with jurisdiction for enforcement to realize Bank of Beijing’s rights and interests under this contract or/and the guarantee documents. The borrower hereby specifically undertakes to voluntarily and unconditionally accept the enforcement.

8. Applicable law and dispute resolution.

8.1 The laws and regulations of the People’s Republic of China shall apply to this contract; all disputes under and in connection with this contract shall first be settled by friendly consultation; if consultation fails, the dispute shall be referred to the people’s court of the location of Bank of Beijing for litigation.

8.2 If there is another clear written agreement on the application of law and dispute resolution under the guarantee document, which shall be executed according to such agreement, and if there is no written agreement, the written agreement is unclear or the agreement is legally invalid/is cancelled by law, the agreement herein shall apply.

9. Transfer

If the borrower transfers any of its rights, obligations or liabilities under this contract to other parties, or creates guarantees or establishes trusts over its rights, the prior written consent of Bank of Beijing is required. Bank of Beijing has the right to unilaterally transfer its interest under this contract and the relevant guarantee documents to other parties, as investment assets of wealth management/trusts, etc., create guarantees or/and establish trusts, etc. without the consent of the borrower, provided that Bank of Beijing may inform the borrower by way of public announcement (which shall not be regarded as a breach of confidentiality obligation) or by written notice to its contact address. The borrower shall continue to be liable to Bank of Beijing and the interest assignees and beneficiaries in accordance with the provisions of this contract.

10. Supplementary provisions

10.1 This contract is a specific business contract under the afiliated contract (if any) mentioned in clause A of this contract, and any matters not agreed herein shall be executed in accordance with the affiliated contract, and this contract shall prevail in case of any inconsistency between the two. In the event of any inconsistency between the special agreement in clause X of this contract and other provisions in the main text of this contract, the special agreement in that clause shall prevail; unless otherwise expressly agreed in writing, in the event of any inconsistency between the annexes to this contract and the main text, the main text of this contract shall prevail.

10.2 Notices or documents given by either party hereunder: (i) shall be served on the date of receipt by the notified party or its receiving agent if delivered in person or by proxy, (ii) on the third day after the date of mailing if delivered by express post or registered mail in the same city (including urban and suburban areas), and (iii) on the seventh day after the date of mailing if sent by other means of post; In the event of any discrepancy between the date of service determined in accordance with the foregoing provisions and the actual date of receipt or the official date of receipt by the notified party, the earliest of these dates shall prevail. However, for the avoidance of doubt, both parties acknowledge that the documents required by the Bank of Beijing to be delivered by the borrower shall be directly delivered by the authorized person of the Bank of Beijing and the Bank of Beijing shall have the right to serve notice or documents to the borrower through its official website, internet banking or mobile banking or official WeChat public account, and the date of delivery shall be deemed as the date of delivery. Any party changing its contact information shall promptly notify the other party in writing, otherwise the other party shall still have the right to consider the contact information before the change as valid.

10.3 The borrower agrees and authorizes Bank of Beijing and Bank of Beijing Co., Ltd. and its other branches have the right to the borrower to provide financial products and services in the process, to collect, inquire, understand, analyze and use the borrower’s credit, loan, loan-related transactions, guarantees, guarantee property, credit status and other information related to other assets and debt through the People’s Bank of China financial credit information base database and other information bases legally established with the approval of the People’s Bank of China or government departments. Bank of Beijing has the right to enter the above information and other information provided by the borrower into the above-mentioned database and information base for inquiry and use by appropriately qualified entities/individuals.

At the same time, the borrower agrees and authorizes Bank of Beijing to have the right to provide the above-mentioned information of the borrower and other situations and information provided by the borrower that learned to a third party in the case of transferring the interests under the business conducted with the borrower to other parties, conducting arrears collection, etc.; and has the right to provide the relevant information to the relevant regulatory, judicial and administrative authorities in accordance with laws and regulations and regulatory requirements.

10.4 Except as otherwise agreed herein, either party shall be under an obligation of confidentiality with respect to trade secrets belonging to the other party and other undisclosed information that the other party expressly requests to be kept confidential, acquired in the course of the conclusion and performance of this contract, until such information loses its confidentiality, and shall not be disclosed publicly or to any third party without the written permission of the other party: but one party in accordance with the provisions of relevant laws and regulations or competent authority or its listed exchange requirements for disclosure, or for the purpose of this contract is reasonable to disclose to the auditors, financial advisors, legal counsel or other agencies (the party shall require the institutions and persons undertake confidentiality obligations), which is not as a breach of confidentiality obligations.

10.5 The validity of this contract is independent of the guarantee document, the connected contract (if any) and any contract/agreement/commitment, and is not affected by the validity and enforceability of the above documents. If any provision or content of this contract is legally revoked or found to be invalid, the validity of the other provisions and content shall not be affected and shall remain valid. The failure of one party to execute the corresponding remedy in the event of a breach by the other party shall not be deemed to be a waiver of rights or a license to breach.

10.6 This contract shall be concluded between the borrower and the Bank of Beijing at the position of the Bank of Beijing on the date of conclusion of the contract and shall take effect after it is signed by the legal representatives/principal/authorized representatives of both parties and sealed with the official seal of the unit (or the special seal of the contract approved by the document with the official seal). The original contract shall be signed in triplicate (if notarization or guarantee registration procedures are required, corresponding number of originals shall be signed), the Bank of Beijing shall hold two copies and the borrower shall hold one, and each original shall be equally authentic. The borrower shall be responsible for providing the guarantor with one copy of this contract, if any, but the failure of the borrower to do so shall not adversely affect the claims and guarantee interests of the Bank of Beijing.

The borrower hereby confirms that the borrower has reviewed this contract entirety, the Bank of Beijing has drawn its attention to the clauses relating to the limitation of liability or rights, and that it has provided full explanation and clarification of this contract; after consultation and discussion with Bank of Beijing, the borrower fully understands that the bank agrees to all the contents of this contract including schedule of contract conditions, the basic terms of the contract and the annexes to the contract, and has a clear, accurate and comprehensive understanding of the rights of both parties and does not have any doubt or objection.

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Both parties sign as follows: Borrower (seal) Legal representative/principal or authorized representative: Seal of Yu Baiming Hangzhou Shanyou Medical Equipment Co., Ltd. (seal)	Bank of Beijing (seal): Principal or authorized representative: Special Seal for Credit Business Contract of Bank of Beijing Co., Ltd. Hangzhou Branch